UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2016

Titanium Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803

Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

11701 Bee Cave Road, Suite 124, Austin, Texas 78738

(Address of principal executive offices)

(469) 606-4521

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Officer Loans

On February 4, 2016, Titanium Healthcare, Inc., a Nevada corporation (the "Company"), entered into Subordinate Security Agreements and Promissory Notes, dated as of February 3, 2016, with Bob Woods, the spouse of the Company's Chief Marketing Officer Debbie Woods (the "Woods Agreement") and with the Company's Chief Operating Officer Chris Mashburn (the "Mashburn Agreement").

Pursuant to the Woods Agreement, the Company converted $145,000 of proceeds received in December 2015 from an unsecured, non-interest bearing note to a promissory note, secured by the assets of the Company's subsidiary Preferred Rx, LLC, bearing interest at 4.0% annually, due in full on January 31, 2017, subordinate to the Company's existing agreements with Knight Capital, LLC and TVT Capital LLC.

Pursuant to the Mashburn Agreement, the Company converted $20,000 of proceeds received in December 2015 from an unsecured, non-interest bearing note to a promissory note, secured by the assets of the Company's subsidiary Preferred Rx, LLC, bearing interest at 4.0% annually, due in full on January 31, 2017, subordinate to the Company's existing agreements with Knight Capital, LLC and TVT Capital LLC.

The Woods Agreement and Mashburn Agreement also contains customary affirmative and negative covenants, representations and warranties, and cross-default and termination provisions. The Company used the proceeds for working capital purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 2.03.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM HEALTHCARE, INC.

Dated: February 10, 2016	By:	/s/ Chuck Talley
Chuck Talley
Chief Financial Officer